Exhibit 99.1

Viant Technology Announces Third Quarter 2021 Financial Results

IRVINE, Calif., November 9, 2021 – Viant Technology Inc. (NASDAQ: DSP), a leading people-based advertising software company, today announced financial results for its third quarter ended September 30, 2021.

“Our third quarter results once again exceeded our expectations as the power of our people-based advertising platform continues to resonate with customers,” said Tim Vanderhook, co-founder and CEO of Viant. “Advertisers are increasingly looking for better ways to reach consumers as privacy changes across the digital advertising landscape are impacting their ability to drive and measure ROI of their ad spend. Our World Without Cookies (WWC) software release is driving customer acquisition and conversions across channels where cookies or device identifiers don’t exist, like in Connected TV, streaming audio, and mobile devices. We are in the early stages of capitalizing on this opportunity as the industry continues to shift in favor of our people-based approach, and we are pleased to again be raising our guidance for the year.”

Third Quarter 2021 Financial Highlights:

●	Revenue: Revenue was $50.9 million, an increase of 26% year-over-year.
●	Gross Profit: Gross Profit was $21.9 million, an increase of 9% year-over-year.
●	Contribution ex-TAC: Contribution ex-TAC was $34.1 million, an increase of 22% year-over-year.(1)
●	Net Loss: Net Loss was $12.2 million, or ($0.20) per diluted share of Class A common stock in the third quarter, compared to Net Income of $7.5 million for the same period in 2020.
●	Non-GAAP Net Income: Non-GAAP Net Income was $3.1 million, or $0.04 per diluted share of Class A common stock in the third quarter of 2021.(1)
●	Adjusted EBITDA: Adjusted EBITDA was $6.5 million, compared to Adjusted EBITDA of $10.2 million for the same period in 2020. (1)
●

Adjusted EBITDA margin: Adjusted EBITDA margin as a percentage of Contribution ex-TAC was 19%.(1)  Net Income (Loss) as a percentage of Gross Profit, the most comparable GAAP measure, is not meaningful due to the Net Loss for the period.

Business Highlights:

●

Total Active Customers grew to 305 by the end of the third quarter, a sequential increase of 17 from 288 at the end of the second quarter of 2021, our second consecutive quarter of double-digit growth in customers.(2)

●	Platform Spend from Connected TV grew 43% year-over year in the third quarter driving an increase in Total Platform Spend of 28% year-over-year.(3)
●	World Without Cookies (“WWC”) exited open beta with 30%+ of customers adopting the new software release.

“Our third quarter results were highlighted by revenue growth of 26% year-over-year,” said Larry Madden, CFO of Viant. “We saw strong tailwinds across our business as customers are increasingly adopting our Adelphic platform to power their omni-channel advertising initiatives. We were also pleased to add 17 new clients in the quarter, representing growth of 18% year over year, as our investments in our sales organization are beginning to generate returns.”

For the fourth quarter of 2021, the Company expects:

●	Revenue in the range of $71 million to $74 million, which represents year-over-year growth of approximately 26% to 31%.
●	Contribution ex-TAC in the range of $47.5 million to $50 million, which represents year-over-year growth of approximately 21% to 28%.
●	Adjusted EBITDA in the range of $13.5 million to $14.5 million, or Adjusted EBITDA as a percentage of Contribution ex-TAC of 28% to 29%.

For the full year 2021, the Company is raising guidance and now expects:

●	Revenue in the range of $212.4 million to $215.4 million, which represents year-over-year growth of approximately 29% to 30%.
●	Contribution ex-TAC in the range of $140.5 million to $143 million, which represents year-over-year growth of approximately 27% to 29%.
●	Adjusted EBITDA in the range of $33.2 million to $34.2 million, or Adjusted EBITDA as a percentage of Contribution ex-TAC of 24%.

Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA as a percentage of contribution ex-TAC, Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) per Share are non-GAAP financial measures.  These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP.  We are not able to estimate gross profit and Net Income (Loss) on a forward-looking basis or reconcile the guidance provided to the closest corresponding GAAP measures on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation related to new equity grants that are directly impacted by unpredictable fluctuations in our share price.  We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.

Conference Call and Webcast Details:

Viant will host a conference call to discuss its financial results on Tuesday, November 9, 2021 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from Viant’s Investor Relations website. An archived version of the webcast will be available from the same website after the call.

About Viant

Viant® is a leading people-based advertising software company that enables marketers and their agencies to centralize the planning, buying and measurement of their advertising investments across most channels. Viant’s self-service Demand Side Platform (DSP), Adelphic®, is an enterprise software platform enabling marketers to execute programmatic advertising campaigns across Connected TV, Linear TV, mobile, desktop, audio and digital out-of-home channels. Viant’s Identity Resolution capabilities have linked 115 million U.S. households to more than 1 billion connected devices and is combined with access to more than 280,000 audience attributes from more than 70 people-based data partners. Viant is an Ad Age 2021 Best Places to Work award winner and the Adelphic DSP is featured on AdExchanger’s 2021 Programmatic Power Players list.

Presentation

Viant Technology LLC has been determined to be the predecessor for accounting purposes and, accordingly, the consolidated financial statements for periods prior to the IPO and the related organizational transactions have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2020 through February 11, 2021 presented in this press release represent the historical operations of Viant

Technology LLC. The amounts as of September 30, 2021 and for the period from February 12, 2021 reflect the consolidated operations of the Company.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “guidance,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected Revenue, Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA as a percentage of contribution ex-TAC, as well as statements regarding our market opportunity, advertisers’ spend, investments in our people and technology and recovery from the effects of COVID-19. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent filings on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Media Contact:

Karen Castillo-Paff

Vice President Communications, Viant Technology Inc.

press@viantinc.com

Investor Contact:

The Blueshirt Group

Nicole Borsje

investors@viantinc.com

(1)Contribution ex-TAC (previously referred to as Revenue ex-TAC), Adjusted EBITDA, Adjusted EBITDA as a percentage of contribution ex-TAC, Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) per Share are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

(2)We define an Active Customer as a customer that had total aggregate Contribution ex-TAC of at least $5,000 through our platform during the previous twelve months.

(3)Platform Spend, a measure of customer engagement, was previously referred to in our registration statement on Form S-1 as platform usage.

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share/unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$50,857	$40,205	$141,412	$108,790
Operating expenses(1)
Platform operations	28,967	20,124	85,026	62,316
Sales and marketing	15,131	6,521	49,869	19,393
Technology and development	6,590	1,946	20,521	6,080
General and administrative	11,981	3,861	36,477	12,408
Total operating expenses	62,669	32,452	191,893	100,197
Income (loss) from operations	(11,812)	7,753	(50,481)	8,593
Interest expense, net	227	264	703	789
Other expense (income), net	121	11	53	27
Gain on extinguishment of debt	—	—	(6,110)	—
Total other expense (income), net	348	275	(5,354)	816
Net income (loss)	(12,160)	7,478	(45,127)	7,777
Less: Net loss attributable to noncontrolling interests	(9,623)	—	(35,829)	—
Net income (loss) attributable to Viant Technology Inc.	$(2,537)	$7,478	$(9,298)	$7,777
Earnings (loss) per Class A common stock/unit:
Basic	$(0.20)	$7.48	$(0.78)	$7.78
Diluted	$(0.20)	$7.48	$(0.78)	$7.78
Weighted-average Class A common stock/units outstanding:
Basic	12,489	400	11,894	400
Diluted	12,489	1,000	11,894	1,000
(1)	Stock-based compensation, depreciation and amortization recorded in the condensed consolidated statements of operations above were as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Stock-based compensation:
Platform operations	$3,142	$—	$11,843	$—
Sales and marketing	4,859	—	23,586	—
Technology and development	3,015	—	10,983	—
General and administrative	4,399	—	15,780	—
Total	$15,415	$—	$62,192	$—

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Depreciation and amortization:
Platform operations	$2,255	$1,794	$5,949	$5,584
Sales and marketing	—	—	—	—
Technology and development	421	403	1,185	1,206
General and administrative	296	303	890	864
Total	$2,972	$2,500	$8,024	$7,654

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of September 30,	As of December 31,
	2021	2020
Assets
Current assets:
Cash	$242,610	$9,629
Accounts receivable, net of allowances	69,612	89,767
Prepaid expenses and other current assets	4,195	4,487
Total current assets	316,417	103,883
Property, equipment, and software, net	22,650	13,829
Intangible assets, net	2,093	3,015
Goodwill	12,422	12,422
Other assets	388	371
Total assets	$353,970	$133,520
Liabilities, convertible preferred units and stockholders' equity/members' equity
Liabilities
Current liabilities:
Accounts payable	$24,652	$29,763
Accrued liabilities and accrued compensation	33,148	34,388
Current portion of long-term debt	—	3,353
Current portion of deferred revenue	1,457	2,725
Other current liabilities	2,382	9,427
Total current liabilities	61,639	79,656
Long-term debt	17,500	20,182
Long-term portion of deferred revenue	5,433	5,612
Other long-term liabilities	570	453
Total liabilities	85,142	105,903
Convertible preferred units and members' equity
Convertible preferred units	—	7,500
Members' equity	—	20,117
Stockholders' equity
Preferred stock	—	—
Class A common stock	14	—
Class B common stock	47	—
Additional paid-in capital	79,250	—
Accumulated deficit	(15,760)	—
Treasury stock, at cost	(7,239)	—
Total stockholders' equity attributable to Viant Technology Inc./members' equity	56,312	20,117
Noncontrolling interests	212,516	—
Total equity	268,828	20,117
Total liabilities, convertible preferred units and stockholders'/members’ equity	$353,970	$133,520

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(45,127)	$7,777
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,024	7,654
Stock-based compensation	62,192	—
Provision for (recovery of) doubtful accounts	(161)	(236)
Loss on disposal of assets	148	13
Gain on extinguishment of debt	(6,110)	—
Changes in operating assets and liabilities:
Accounts receivable	20,316	6,686
Prepaid expenses and other assets	(1,960)	(305)
Accounts payable	(4,816)	1,703
Accrued liabilities and accrued compensation	(920)	(6,798)
Deferred revenue	(1,446)	(1,578)
Other liabilities	(55)	(734)
Net cash provided by operating activities	30,085	14,182
Cash flows from investing activities:
Purchases of property and equipment	(386)	(372)
Capitalized software development costs	(5,577)	(5,456)
Net cash used in investing activities	(5,963)	(5,828)
Cash flows from financing activities:
Proceeds from Paycheck Protection Program Loan	—	6,035
Proceeds from issuance of common stock, net of underwriting discounts	232,500	—
Payment of member tax distributions	(7,330)	(5,539)
Payment of offering costs	(2,608)	(119)
Taxes paid related to net share settlement of equity awards	(13,703)	—
Net cash provided by financing activities	208,859	377
Net increase in cash	232,981	8,731
Cash at beginning of period	9,629	4,815
Cash at end of period	$242,610	$13,546

Non-GAAP Financial Metrics

We use financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), contribution ex-TAC, Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP earnings (loss) per share. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

In calculating contribution ex-TAC, we add back other platform operations expense to gross profit, the most comparable GAAP measurement. Contribution ex-TAC is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital.

Adjusted EBITDA is defined by us as net income (loss), the most comparable GAAP measurement, before interest expense, net, income tax expense (benefit), depreciation, amortization, stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses and the extinguishment of debt.  Adjusted EBITDA and Adjusted EBITDA as a percentage of contribution ex-TAC are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-and long-term operational plans. Adjusted EBITDA as a percentage of our non-GAAP metric, contribution ex-TAC, is used by our management and board of directors to evaluate Adjusted EBITDA relative to our profitability after costs that are directly variable to revenues, which comprise traffic acquisition costs.

Non-GAAP net income (loss) is defined by us as net income (loss), the most comparable GAAP measurement, adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses and the extinguishment of debt.  Non-GAAP net income (loss) is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.  In particular, we believe that the elimination of stock-based compensation, gain on debt extinguishment, and certain other items that are not related to our core operations provides another measure for period-to-period comparisons of our business and provides additional insight into our core controllable costs.

Non-GAAP earnings (loss) per share is defined by us as earnings (loss) per share, the most comparable GAAP measurement, adjusted to eliminate any impact of stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses, and the extinguishment of debt.  Non-GAAP earnings (loss) per share is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.  In particular, we believe that the elimination of stock-based compensation, gain on extinguishment of debt and certain other items that are not related to our core operations provides another measure for period-to-period comparisons of our business and provides additional insight into our core controllable costs. Accordingly, we believe that non-GAAP earnings (loss) per share provides information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

These non-GAAP financial measures are designed to supplement, and not substitute the Company’s financial information presented in accordance with GAAP. The non-GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.

The following tables show the reconciliations of the Company’s non-GAAP financial measures to the most directly comparable GAAP financial metrics included in this release.

The following table sets forth a reconciliation of revenue to gross profit to contribution ex-TAC for the periods presented (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Revenue	$50,857	$40,205	$141,412	$108,790
Less: Platform operations	(28,967)	(20,124)	(85,026)	(62,316)
Gross profit	21,890	20,081	56,386	46,474
Add back: Other platform operations	12,187	7,914	36,631	24,907
Contribution ex-TAC	$34,077	$27,995	$93,017	$71,381

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net income (loss)	$(12,160)	$7,478	$(45,127)	$7,777
Add back:
Interest expense, net	227	264	703	789
Depreciation and amortization	2,972	2,500	8,024	7,654
Stock-based compensation	15,415	—	62,192	—
Less:
Gain on extinguishment of debt	—	—	(6,110)	—
Adjusted EBITDA	$6,454	$10,242	$19,682	$16,220

The following table presents the reconciliation of net income (loss) as a percentage of gross profit to Adjusted EBITDA as a percentage of contribution ex-TAC for the periods presented (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except for percentages)		(in thousands, except for percentages)
Gross profit	$21,890	$20,081	$56,386	$46,474
Net income (loss)	$(12,160)	$7,478	$(45,127)	$7,777
Net income (loss) as a percentage of gross profit(1)	N/M	37%	N/M	17%
Contribution ex-TAC	$34,077	$27,995	$93,017	$71,381
Adjusted EBITDA	$6,454	$10,242	$19,682	$16,220
Adjusted EBITDA as a percentage of contribution ex-TAC	19%	37%	21%	23%

(1) Management believes that net loss as a percentage of gross profit for the current periods presented is not comparable to the prior year period presented due to the impact of stock-based compensation recognized in the current period.

The following table presents the reconciliation of net income (loss) to non-GAAP net income (loss) for the periods presented (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net income (loss)	$(12,160)	$7,478	$(45,127)	$7,777
Add back: Stock-based compensation	15,415	—	62,192	—
Less: Gain on extinguishment of debt	—	—	(6,110)	—
Less: Income tax effect related to Viant Technology Inc.'s share of adjustments	(163)	—	(479)	—
Non-GAAP net income (loss)	$3,092	$7,478	$10,476	$7,777

The following table presents the reconciliation of earnings (loss) per share to non-GAAP earnings (loss) per share of Class A common stock for the three and nine months ended September 30, 2021. Earnings (loss) per share was not adjusted for the three and nine months ended September 30, 2020 because there were no expenses related to stock-based compensation, gain on extinguishment of debt or other items that were not related to our core operations in those periods (unaudited):

	Three Months Ended			Nine Months Ended
	September 30, 2021			September 30, 2021
			Non-GAAP			Non-GAAP
	(Loss) per		Earnings	(Loss) per		Earnings
	Share	Adjustments	per Share	Share	Adjustments	per Share
	(in thousands, except per share data)
Numerator
Net loss	$(12,160)	$—	$(12,160)	$(45,127)	$—	$(45,127)
Adjustments:
Add back: Stock-based compensation	—	15,415	15,415	—	62,192	62,192
Less: Gain on extinguishment of debt	—	—	—	—	(6,110)	(6,110)
Less: Income tax effect related to Viant Technology Inc.'s share of adjustments (1)	—	(163)	(163)	—	(479)	(479)
Non-GAAP net income (loss)	(12,160)	15,252	3,092	(45,127)	55,603	10,476
Less: Net income (loss) attributable to noncontrolling interests (2)	(9,623)	12,211	2,588	(35,829)	44,825	8,996
Net income (loss) attributable to Viant Technology, Inc.—basic	(2,537)	3,041	504	(9,298)	10,778	1,480
Add back: Reallocation of net loss attributable to noncontrolling interest from the assumed exchange of RSUs for Class A common stock	—	1	1	—	251	251
Less: Income tax effect from the assumed exchange of RSUs for Class A common stock (1)	—	—	—	—	(61)	(61)
Net income (loss) attributable to Viant Technology, Inc.—diluted	$(2,537)	$3,042	$505	$(9,298)	$10,968	$1,670
Denominator
Weighted-average shares of Class A common stock outstanding —basic	12,489	—	12,489	11,894	—	11,894
Effect of dilutive securities:
Restricted stock units	—	734	734	—	1,959	1,959
Weighted-average shares of Class A common stock outstanding —diluted	12,489	734	13,223	11,894	1,959	13,853

Earnings (loss) per share of Class A common stock—basic	$(0.20)	$0.24	$0.04	$(0.78)	$0.90	$0.12
Earnings (loss) per share of Class A common stock—diluted	$(0.20)	$0.24	$0.04	$(0.78)	$0.90	$0.12

Anti-dilutive shares/units excluded from earnings (loss) per share of Class A common stock/unit—diluted:
Non-qualified stock options			147			147
Shares of Class B common stock			47,137			47,137

Total shares excluded from earnings (loss) per share of Class A common stock/unit —diluted	47,284	47,284

(1) The estimated income tax effect of the Company’s share of non-GAAP reconciling items are calculated using an assumed blended tax rate of 24%, which represents our expected corporate tax rate, excluding discrete and non-recurring tax items.

(2) The adjustment to net income (loss) attributable to noncontrolling interests represents stock-based compensation and gain on extinguishment of debt attributed to the noncontrolling interests of the Company outstanding during the periods presented.